SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): January 21, 1999



                          COMPAQ COMPUTER CORPORATION

            (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                      1-9026                   76-0011617
          --------                      ------                   ----------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                      Identification No.)


                       20555 SH 249
                      HOUSTON, TEXAS                        77070
                      --------------                        -----
        (Address of Principal Executive Offices)         (Zip Code)


                                     (281) 370-0670
                                     --------------
               (Registrant's telephone number, including area code)



         (Former Name or Former Address, if Changed Since Last Report)

      ITEM 5.  OTHER EVENTS.

      In a release dated January 21, 1999, Compaq Computer Corporation (NYSE:
CPQ) announced it amended its tender offer to purchase all of the outstanding shares of common stock, no par value, of Shopping.com (OTC:IBUY) as described in the Offer to Purchase dated January 15, 1999. The new offer reflects a revised offer price of $18.25 per share as compared to Compaq's original offer of $19.00 per share. The reduction in price was negotiated between Compaq and Shopping.com following the disclosure by Shopping.com of additional information, including information regarding the number of shares of common stock and convertible securities outstanding. Completion of the transaction is subject to certain conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act. Following the successful completion of the offer, all of the remaining shares will be acquired pursuant to a merger. The news release is attached as Exhibit 99.


      ITEM 7.  EXHIBITS.

      Exhibit 99 News Release dated January 21, 1999, announcing that Compaq amended its tender offer to purchase all of the outstanding shares of common stock, no par value, of Shopping.com.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 1999

                                                   COMPAQ COMPUTER CORPORATION



                                                   By: /s/ Earl L. Mason
                                                      ------------------------
                                                      Earl L. Mason
                                                      Senior Vice President and
                                                      Chief Financial Officer